PROSPECTUS SUPPLEMENT                                               EXHIBIT 99.2
(To Prospectus dated October 25, 2004)                REGISTRATION NO. 333-31226



                    [Broadband HOLDRS(SM) Trust Logo Omitted]



                        1,000,000,000 Depositary Receipts
                           Broadband HOLDRS (SM) Trust

     This prospectus supplement supplements information contained in the prospectus dated October 25, 2004 relating to the sale of up to 1,000,000,000 depositary receipts by the Broadband HOLDRS (SM) Trust.

     The share amounts specified in the table in the "Highlights of Broadband HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                                                 Primary
                                                                                     Share       Trading
                              Name of Company                         Ticker        Amounts      Market
           -----------------------------------------------------    -----------   ----------  ------------
           Agere Systems, Inc. Class A                                 AGRA        0.312604       NYSE
           Agere Systems, Inc. Class B                                 AGRB        7.672327       NYSE
           Applied Micro Circuits Corporation                          AMCC            2         NASDAQ
           Broadcom Corporation                                        BRCM            2         NASDAQ
           Ciena Corporation                                           CIEN            2         NASDAQ
           Comverse Technology, Inc.                                   CMVT            2         NASDAQ
           Conexant Systems, Inc.                                      CNXT            2         NASDAQ
           Copper Mountain Networks, Inc.                              CMTN           0.1        NASDAQ
           Corning, Inc.                                               GLW             9          NYSE
           Freescale Semiconductor Class B (1)                         FSLB          1.987       NASDAQ
           JDS Uniphase Corporation                                    JDSU          11.8        NASDAQ
           Lucent Technologies, Inc.                                    LU            29          NYSE
           Motorola, Inc.                                              MOT            18          NYSE
           Mindspeed Technologies                                      MSPD         0.6667       NASDAQ
           Nortel Networks Corporation                                  NT            28          NYSE
           PMC-Sierra, Inc.                                            PMCS            1         NASDAQ
           Qualcomm Incorporated                                       QCOM           16         NASDAQ
           RF Micro Devices, Inc.                                      RFMD            2         NASDAQ
           Scientific-Atlanta, Inc.                                    SFA             2          NYSE
           Skyworks Solutions, Inc.                                    SWKS          0.702       NASDAQ
           Sycamore Networks, Inc.                                     SCMR            3         NASDAQ
           Tellabs, Inc.                                               TLAB            4         NASDAQ
           Terayon Communications Systems, Inc.                        TERN            2         NASDAQ

           ------------------
           (1) As a result of the spin-off of Freescale Semiconductor Class B (NYSE:FSLB) from Motorola, Inc. (NYSE:MOT), an underlying constituent of the Broadband HOLDRS Trust, effective December 10, 2004, 1.987 shares of Freescale Semiconductor were added to the Broadband HOLDRS Trust.

     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is December 31, 2004.